EXHIBIT 12. STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING
                          OPERATIONS TO FIXED CHARGES
                                  (Unaudited)

                    Eli Lilly and Company and Subsidiaries
                             (Dollars in millions)

                                                   Six Months
                                                      Ended
                                                    June 30,                Years Ended December 31,
                                                              ----------------------------------------------------
                                                      1999      1998       1997       1996       1995       1994
                                              --------------------------------------------------------------------
Consolidated Pretax
 Income from Continuing
 Operations before
 Extraordinary Item....................       $     1,282.5   $2,665.0   $2,901.1   $2,131.3   $1,866.6   $1,693.3

Interest from Continuing
 Operations and Other
 Fixed Changes.........................                97.7      198.3      253.1      323.8      323.9      128.7

Less Interest Capitalized
 during the Period from
 Continuing Operations.................               (10.8)     (17.0)     (20.4)     (35.8)     (38.3)     (25.4)
                                              --------------------------------------------------------------------

Earnings...............................       $     1,369.4   $2,846.3   $3,133.8   $2,419.3   $2,152.2   $1,796.6
                                              ====================================================================

Fixed Charges /1/ .....................       $        97.8   $  200.5   $  256.8   $  328.5   $  323.9   $  128.7
                                              ====================================================================
Ratio of Earnings to
 Fixed Charges.........................                14.0       14.2       12.2        7.4        6.6       14.0
                                              ====================================================================

/1/ Fixed charges include interest from continuing operations for all years presented and beginning in 1996, preferred stock dividends.

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